EXHIBIT 21.1
SUBSIDIARIES OF GLOBAL GENERAL
TECHNOLOGIES, INC.
AS OF DECEMBER 31, 2007




Subsidiary

State of Incorporation or
Country in Which Organized
H7 Security  Systems,  Inc

Nevada









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